SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) OCTOBER 1, 2002

RADIAN GROUP INC.

(Exact name of registrant as specified in its Charter)

DELAWARE	1-11356	23-2691170

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 MARKET STREET, PHILADELPHIA, PA		19103

(Address of principal executive offices)		(zip code)

(215) 564-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
TEXT OF SLIDES PRESENTIONS

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99	Text of slides accompanying oral presentations.

ITEM 9. REGULATION FD DISCLOSURE

         On October 1, 2002, Radian Group Inc. (the “Company”) is hosting an “investor day” conference at which members of the Company’s management are making a series of presentations to shareholders of the Company. Attached to this report is the text of the slides that accompany the presentations.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: October 1, 2002	By:	/s/ C. Robert Quint

C. Robert Quint Chief Financial Officer